                        ALTERNATIVE LOAN TRUST 2006-19CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                 $1,558,637,921
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 28, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-19CB

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

              INITIAL CLASS
               CERTIFICATE
             BALANCE/INITIAL
                 NOTIONAL      PASS-THROUGH
                AMOUNT (1)       RATE (2)
             ---------------   ------------
Class A-1      $25,000,000       Floating
Class A-2     $25,000,000(3)     Floating
Class A-3      $15,000,000       6.00%(4)
Class A-4      $19,750,000       6.00%(4)
Class A-5      $70,539,550         6.00%
Class A-6      $13,576,000         6.00%
Class A-7      $37,143,000         6.00%
Class A-8      $55,714,000         6.00%
Class A-9      $39,572,000       Floating
Class A-10    $39,572,000(3)     Floating
Class A-11     $201,815,000        6.00%
Class A-12     $142,052,000      Floating
Class A-13   $142,052,000(3)     Floating
Class A-14     $21,361,600         6.00%
Class A-15     $317,903,500        6.00%
Class A-16     $107,123,000        6.00%
Class A-17     $100,000,000      Floating
Class A-18   $148,200,000(3)     Floating
Class A-19     $59,613,343       Floating
Class A-20     $9,935,557       Floating
Class A-21     $15,000,000       6.00% (4)
Class A-22     $10,000,000         6.00%
Class A-23     $48,200,000       Floating
Class A-24     $74,802,000         6.00%
Class A-25     $28,138,450         6.00%
Class A-26     $20,000,000       Variable
Class A-27     $5,000,000        Variable
Class A-28     $24,675,000       Floating
Class A-29    $24,675,000(3)      Floating
Class A-30     $22,424,000         6.00%
Class A-31     $1,572,000          6.00%
Class A-32     $14,402,769         6.50%
Class A-33     $1,200,231           (5)
Class X      $1,212,888,854(3)    Variable
Class PO       $9,178,221           (5)
Class A-R         $100             6.00%
Class M        $28,296,600         6.00%
Class B-1      $11,004,000         6.00%
Class B-2      $8,646,000          6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the tables beginning on page 4 of this free writing prospectus.

(3) The Class A-2, Class A-10, Class A-13, Class A-18, Class A-29 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

(4) The Class A-3, Class A-4 and Class A-21 Certificates will have the benefit of interest rate cap contracts. The effective rate of these certificates including the related yield supplement amounts will equal LIBOR plus 1%, subject to a floor of 6.00% on or prior to the related cap contract termination date and 6.00% thereafter.

ISSUING ENTITY

Alternative Loan Trust 2006-19CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of June 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about June 29, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $1,572,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $296,243,436.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) July 31, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties. The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. All of the mortgage loans will have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance      $1,275,756,564
Geographic Concentrations in excess
   of 10%:
   California                                20.92%
Weighted Average Original LTV Ratio          70.72%
Weighted Average Mortgage Rate               6.568%
Range of Mortgage Rates                 5.125% to 7.875%
Average Current Principal Balance           $216,634
Range of Current Principal
   Balances                           $22,568 to $787,500
Weighted Average Remaining Term to
   Maturity                                359 months
Weighted Average FICO Credit Score             723

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                    INITIAL
                               CLASS CERTIFICATE                                    INITIAL        INITIAL       INITIAL
                                BALANCE/INITIAL                                      RATING         RATING        RATING
           CLASS              NOTIONAL AMOUNT (1)               TYPE              (FITCH) (2)   (MOODY'S) (2)   (S&P) (2)
           -----              -------------------   ---------------------------   -----------   -------------   ---------
OFFERED CERTIFICATES
Class A-1                        $   25,000,000           Senior/Floating             AAA            Aaa           AAA
                                                      Pass-Through Rate/Super
                                                              Senior
Class A-2                        $   25,000,000       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/ Interest-Only
Class A-3                        $   15,000,000           Senior/Variable             AAA            Aaa           AAA
                                                       Pass-Through Rate/NAS
Class A-4                        $   19,750,000           Senior/Variable             AAA            Aaa           AAA
                                                       Pass-Through Rate/NAS
Class A-5                        $   70,539,550      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                       Rate/NAS/Super Senior
Class A-6                        $   13,576,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                               Rate
Class A-7                        $   37,143,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                               Rate
Class A-8                        $   55,714,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                               Rate
Class A-9                        $   39,572,000           Senior/Floating             AAA            Aaa           AAA
                                                         Pass-Through Rate
Class A-10                       $   39,572,000       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/ Interest-Only
Class A-11                       $  201,815,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                         Rate/Super Senior
Class A-12                       $  142,052,000           Senior/Floating             AAA            Aaa           AAA
                                                         Pass-Through Rate
Class A-13                       $  142,052,000       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/Interest Only
Class A-14                       $   21,361,600      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                         Rate/Super Senior
Class A-15                       $  317,903,500      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                    Rate/Planned Balance/Super
                                                              Senior
Class A-16                       $  107,123,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                    Rate/Planned Balance/Super
                                                              Senior
Class A-17                       $  100,000,000           Senior/Floating             AAA            Aaa           AAA
                                                    Pass-Through Rate/Targeted
                                                       Balance/Super Senior

                                    INITIAL
                               CLASS CERTIFICATE                                    INITIAL        INITIAL       INITIAL
                                BALANCE/INITIAL                                      RATING         RATING        RATING
           CLASS              NOTIONAL AMOUNT (1)               TYPE              (FITCH) (2)   (MOODY'S) (2)   (S&P) (2)
           -----              -------------------   ---------------------------   -----------   -------------   ---------
Class A-18                       $  148,200,000       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/Interest Only
Class A-19                       $   59,613,343           Senior/Floating             AAA            Aaa           AAA
                                                    Pass-Through Rate/Companion
Class A-20                       $    9,935,557       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Companion
Class A-21                       $   15,000,000           Senior/Variable             AAA            Aaa           AAA
                                                           Pass-Through
                                                       Rate/NAS/Super Senior
Class A-22                       $   10,000,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                    Rate/Planned Balance/Super
                                                              Senior
Class A-23                       $   48,200,000           Senior/Floating             AAA            Aaa           AAA
                                                    Pass-Through Rate/Targeted
                                                              Balance
Class A-24                       $   74,802,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                               Rate
Class A-25                       $   28,138,450      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                         Rate/NAS/Support
Class A-26                       $   20,000,000           Senior/Variable             AAA            Aaa           AAA
                                                         Pass-Through Rate
Class A-27                       $    5,000,000           Senior/Variable             AAA            Aaa           AAA
                                                         Pass-Through Rate
Class A-28                       $   24,675,000           Senior/Floating             AAA            Aaa           AAA
                                                           Pass-Through
                                                      Rate/Scheduled Balance
Class A-29                       $   24,675,000       Senior/Inverse Floating         AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/Interest Only
Class A-30                       $   22,424,000      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                           Rate/Support
Class A-31                       $    1,572,000      Senior/Fixed Pass-Through        AAA            Aa1            AA
                                                         Rate/NAS/Support
Class A-32                       $   14,402,769      Senior/Fixed Pass-Through        AAA            Aaa           AAA
                                                          Rate/Companion
Class A-33                       $    1,200,231          Senior/Principal             AAA            Aaa           AAA
                                                          Only/Companion
Class X                          $1,212,888,854          Senior/ Variable             AAA            Aaa           AAA
                                                    Pass-Through Rate/Notional
                                                       Amount/Interest Only
Class PO                         $    9,178,221       Senior/ Principal Only          AAA            Aaa           AAA
Class A-R                        $          100     Senior/ Fixed Pass-Through        AAA            Aaa           AAA
                                                          Rate/ Residual

                                    INITIAL
                               CLASS CERTIFICATE                                    INITIAL        INITIAL       INITIAL
                                BALANCE/INITIAL                                      RATING         RATING        RATING
           CLASS              NOTIONAL AMOUNT (1)               TYPE              (FITCH) (2)   (MOODY'S) (2)   (S&P) (2)
           -----              -------------------   ---------------------------   -----------   -------------   ---------
Class M                          $   28,296,600      Subordinate/ Fixed Pass-          AA            N/R           N/R
                                                           Through Rate
Class B-1                        $   11,004,000      Subordinate/ Fixed Pass-          A             N/R           N/R
                                                           Through Rate
Class B-2                        $    8,646,000      Subordinate/ Fixed Pass-         BBB            N/R           N/R
                                                           Through Rate

NON-OFFERED CERTIFICATES(3)
Class B-3                        $    5,502,000      Subordinate/ Fixed Pass-
                                                           Through Rate
Class B-4                        $    3,930,000      Subordinate/ Fixed Pass-
                                                           Through Rate
Class B-5                        $    3,930,078      Subordinate/ Fixed Pass-
                                                           Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                        INTEREST
                                                                         ACCRUAL
    CLASS           PASS-THROUGH RATE        INTEREST ACCRUAL PERIOD   CONVENTION
    -----      ---------------------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class A-1           LIBOR + 0.70% (1)                  (2)             30/360 (3)
Class A-2           5.30% - LIBOR (1)                  (2)             30/360 (3)
Class A-3                 6.00%                 calendar month (4)     30/360 (3)
Class A-4                 6.00%                 calendar month (4)     30/360 (3)
Class A-5                 6.00%                 calendar month (4)     30/360 (3)
Class A-6                 6.00%                 calendar month (4)     30/360 (3)
Class A-7                 6.00%                 calendar month (4)     30/360 (3)
Class A-8                 6.00%                 calendar month (4)     30/360 (3)
Class A-9           LIBOR + 0.70% (1)                  (2)             30/360 (3)
Class A-10          5.30% - LIBOR (1)                  (2)             30/360 (3)
Class A-11                6.00%                 calendar month (4)     30/360 (3)
Class A-12          LIBOR + 0.40% (1)                  (2)             30/360 (3)
Class A-13          5.60% - LIBOR (1)                  (2)             30/360 (3)
Class A-14                6.00%                 calendar month (4)     30/360 (3)
Class A-15                6.00%                 calendar month (4)     30/360 (3)
Class A-16                6.00%                 calendar month (4)     30/360 (3)
Class A-17          LIBOR + 0.40% (1)                  (2)             30/360 (3)
Class A-18          5.60% - LIBOR (1)                  (2)             30/360 (3)
Class A-19          LIBOR + 0.80% (1)                  (2)             30/360 (3)
Class A-20     37.20% - (6.00 x LIBOR) (1)             (2)             30/360 (3)
Class A-21                6.00%                 calendar month (4)     30/360 (3)
Class A-22                6.00%                 calendar month (4)     30/360 (3)
Class A-23          LIBOR + 0.40% (1)                  (2)             30/360 (3)
Class A-24                6.00%                 calendar month (4)     30/360 (3)
Class A-25                6.00%                 calendar month (4)     30/360 (3)
Class A-26                 (5)                  calendar month (4)     30/360 (3)
Class A-27                 (6)                  calendar month (4)     30/360 (3)
Class A-28          LIBOR + 0.60% (1)                  (2)             30/360 (3)
Class A-29          5.40% - LIBOR (1)                  (2)             30/360 (3)
Class A-30                6.00%                 calendar month (4)     30/360 (3)
Class A-31                6.00%                 calendar month (4)     30/360 (3)
Class A-32                6.50%                 calendar month (4)     30/360 (3)
Class A-33                 (7)                         N/A                 N/A
Class PO                   (7)                         N/A                 N/A
Class X                    (8)                  calendar month (4)     30/360 (3)
Class A-R                 6.00%                 calendar month (4)     30/360 (3)
Class M                   6.00%                 calendar month (4)     30/360 (3)
Class B-1                 6.00%                 calendar month (4)     30/360 (3)
Class B-2                 6.00%                 calendar month (4)     30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3                 6.00%                 calendar month (4)     30/360 (3)
Class B-4                 6.00%                 calendar month (4)     30/360 (3)
Class B-5                 6.00%                 calendar month (4)     30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The pass-through rate for the Class A-26 Certificates for the interest accrual period related to any distribution date will be determined as follows: (i) if LIBOR is less than 7.25%, the pass-through rate for the Class A-26 Certificates will be 7.50% per annum and (ii) if LIBOR is greater than or equal to 7.25%, the pass-through rate for the Class A-26 Certificates will be 0.00% per annum.

(6) The pass-through rate for the Class A-27 Certificates for the interest accrual period related to any distribution date will be determined as follows: (i) if LIBOR is less than 7.25%, the pass-through rate for the Class A-27 Certificates will be 0.00% per annum and (ii) if LIBOR is greater than or equal to 7.25%, the pass-through rate for the Class A-27 Certificates will be 30.00% per annum.

(7) The Class A-33 and Class PO Certificates are principal only certificates and will not accrue any interest.

(8) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION          CLASSES OF CERTIFICATES
        -----------          -----------------------
   Senior Certificates      Class A, Class PO, Class X
                            and Class A-R Certificates

Subordinated Certificates       Class M and Class B
                                    Certificates

   Class A Certificates     Class A-1, Class A-2, Class
                             A-3, Class A-4, Class A-5,
                            Class A-6, Class A-7, Class
                            A-8, Class A-9, Class A-10,
                              Class A-11, Class A-12,
                              Class A-13, Class A-14,
                              Class A-15, Class A-16,
                              Class A-17, Class A-18,
                              Class A-19, Class A-20,
                              Class A-21, Class A-22,
                              Class A-23, Class A-24,
                              Class A-25, Class A-26,
                              Class A-27, Class A-28,
                              Class A-29, Class A-30,
                             Class A-31, Class A-32 and
                              Class A-33 Certificates

   Class B Certificates        Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

    LIBOR Certificates      Class A-1, Class A-2, Class
                            A-9, Class A-10, Class A-12,
                              Class A-13, Class A-17,
                              Class A-18, Class A-19,
                              Class A-20, Class A-23,
                             Class A-28 and Class A-29
                                    Certificates

     Notional Amount        Class A-2, Class A-10, Class
       Certificates         A-13, Class A-18, Class A-29
                              and Class X Certificates

      Principal Only          Class A-33 and Class PO
       Certificates                 Certificates

   Offered Certificates     Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                    Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-6, Class A-14, Class A-16, Class A-22, Class A-32 and Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-6, Class A-14, Class A-16, Class A-22 and Class A-32 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States or the Euroclear System in Europe.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in August 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page S-9.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid on prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class A-33 and Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this free writing prospectus.

THE CAP CONTRACTS AND THE CORRIDOR CONTRACTS

The issuing entity will have the benefit of two separate interest rate cap contracts, each of which will be entered into by the issuing entity on the closing date:

-    the Class A-3 and Class A-21 cap contract, and

-    the Class A-4 cap contract; and

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of five interest rate corridor contracts:

-    the Class A-1 corridor contract,

-    the Class A-9 corridor contract

-    the Class A-12 corridor contract,

-    the Class A-17 and Class A-23 corridor contract, and

-    the Class A-28 corridor contract.

Payments under the cap contracts and the corridor contracts will be made to the Class A-1, Class A-3, Class A-4, Class A-9, Class A-12, Class A-17, Class A-21, Class A-23 and Class A-28 Certificates, as applicable, pursuant to the formulas described in "Description of the Certificates -- The Cap Contracts and the Corridor Contracts" and "The Cap Contract Reserve Fund and the Corridor Contract Reserve Fund " in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (2) concurrently,

     (a) 20.0806120227% in the following order of priority:

          (i) in an amount up to $50,000 on each distribution date, in the following order of priority:

               1. concurrently,

                    a. 55.3844543435% in the following order of priority:

                         I. in an amount up to $1,000 on each distribution date,
concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         II. to the Class A-8 Certificates, until its class
certificate balance is reduced to zero;

                         III. to the Class A-7 Certificates, until its class
certificate balance is reduced to zero; and

                         IV. concurrently, to the Class A-1, Class A-26 and
Class A-27 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    b. 44.6155456565% in the following order of priority:

                         I. in an amount up to $1,000 on each distribution date,
concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         II. in an amount up to $1,000,000 on each distribution
date, to the Class A-24 Certificates, until its class certificate balance is reduced to zero;

                         III. to the Class A-28 Certificates, in an amount up to
the amount necessary to reduce its class certificate balance to its scheduled balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus), until its class certificate balance is reduced to zero;

                         IV. concurrently, to the Class A-32 and Class A-33
Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         V. to the Class A-28 Certificates, without regard to
its scheduled balance for that distribution date, until its class certificate balance is reduced to zero; and

                         VI. to the Class A-24 Certificates, until its class
certificate balance is reduced to zero; and

               2. to the Class A-6 Certificates, until its class certificate balance is reduced to zero;

          (ii) concurrently, to the Class A-3 and Class A-21 Certificates, pro rata, the Class A-3 and Class A-21 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (iii) concurrently,

               1. 55.3844543435% in the following order of priority:

                    a. in an amount up to $1,000 including any amount distributed per (2)(a)(i)1.a.I. on each distribution date, concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                    b. in an amount up to $907,000 including any amount distributed per (2)(a)(i)1. a. II. and III. on each distribution date, in the following order of priority:

                         x. in an amount up to $50,000 including any amount
distributed per (2)(a)(i)1.a.II. on each distribution date, to the Class A-8 Certificates, until its class certificate balance is reduced to zero;

                         y. in an amount up to $325,000 including any amount
distributed per (2)(a)(i)1.a.III. on each distribution date beginning with the distribution date in July 2007, to the Class A-7 Certificates, until its class certificate balance is reduced to zero; and

                         z. sequentially, to the Class A-8 and Class A-7
Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    c. concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    d. to the Class A-8 and Class A-7 Certificates, in the following order:

                         x. in an amount up to $50,000, including any amount
distributed per (2)(a)(i)1.a.II. and (2)(a)(iii)1.b.x., to the Class A-8 Certificates, until its class certificate balance is reduced to zero;

                         y. in an amount up to $325,000, including any amount
distributed per (2)(a)(i)1.a.III. and (2)(a)(iii)1.b.y., to the Class A-7 Certificates, until its class certificate balance is reduced to zero; and

                         z. sequentially, to the Class A-8 and Class A-7
Certificates, in that order, until their respective class certificate balances are reduced to zero;

          2. 44.6155456565% in the following order of priority:

               a. in an amount up to $1,000 including any amount distributed per
(2)(a)(i)1.b.I. on each Distribution Date, concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               b. in an amount up to $1,000,000 including any amount distributed per (2)(a)(i)1.b.II. on each Distribution Date, to the Class A-24 Certificates, until its class certificate balance is reduced to zero;

               c. to the Class A-28 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its scheduled balance for that Distribution Date;

               d. concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               e. to the Class A-28 Certificates, without regard to its scheduled balance for that distribution date, until its class certificate balance is reduced to zero; and

               f. to the Class A-24 Certificates, until its class certificate balance is reduced to zero; and

          3. to the Class A-6 Certificates, until its class certificate balance is reduced to zero; and

          (iv) concurrently, to the Class A-3 and Class A-21 Certificates, pro rata, without regard to the Class A-3 and Class A-21 priority amount, until their respective class certificate balances are reduced to zero; and

     (b) 79.9193879773% in the following order of priority:

     (i) concurrently, to the Class A-4, Class A-5, Class A-25 and Class A-31 Certificates, pro rata, the Class A-4, Class A-5, Class A-25 and Class A-31 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (ii) concurrently,

          1. 60.4421666667% in the following order of priority:

               a. sequentially, to the Class A-15, Class A-16 and Class A-22 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

               b. concurrently, to the Class A-17 and Class A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

               c. concurrently, to the Class A-19 and Class A-20 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               d. concurrently, to the Class A-17 and Class A-23 Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero; and

               e. sequentially, to the Class A-15, Class A-16 and Class A-22 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

          2. 39.5578333333% in the following order of priority:

               a. in an amount up to $1,000 on each Distribution Date, to the Class A-12 Certificates, until its class certificate balance is reduced to zero;

               b. in an amount up to $1,787,000 on each distribution date, in the following order of priority:

                    I. in an amount up to $1,765,000 on each distribution date, concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                    II. to the Class A-9 Certificates, until its class certificate balance is reduced to zero; and

                    III. concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               c. to the Class A-12 Certificates, until its class certificate balance is reduced to zero;

               d. in an amount up to $1,765,000 including any amount distributed per (2)(b)(ii)2.b.I. on each distribution date, concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (e) to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero;

               (f) concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (g) to the Class A-14 Certificates, until its class certificate balance is reduced to zero; and

     (iii) concurrently, to the Class A-4, Class A-5, Class A-25 and Class A-31 Certificates, pro rata, without regard to the Class A-4, Class A-5, Class A-25 and Class A-31 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero,

     - second, to the Class A-31 Certificates, until its class certificate balance is reduced to zero; and

     - third, concurrently, to the remaining classes of Class A Certificates (other than the Class A-31 Certificates and the notional amount certificates), pro rata, based upon their respective class certificate balances except that (i) a portion of the non-PO percentage of any realized losses that would otherwise be allocated to the Class A-1, Class A-5, Class A-14, Class A-15, Class A-16, Class A-17, Class A-21 and Class A-22 Certificates will instead be allocated to the Class A-25 Certificates, until its class certificate balance is reduced to zero, and (ii) the non-PO percentage of any realized losses that would otherwise be allocated to the Class A-11 Certificates will instead be allocated to the Class A-30 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account, the capitalized interest account, the cap contracts and the assets in the cap contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-1, Class A-3, Class A-4, Class A-9, Class A-12, Class A-17, Class A-21, Class A-23 and Class A-28 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-1, Class A-9, Class A-12, Class A-17, Class A-23 and Class A-28 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                MORTGAGE RATES(1)

                                                                                            WEIGHTED             WEIGHTED
                                                                                            AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------               ---------  -----------------  ----------  ---------------  ---------  --------  ---------
5.125 ........................        1    $      224,735.84      0.02%      224,735.84       359        808      54.22
5.375 ........................        1           149,850.00      0.01       149,850.00       358        653      68.18
5.500 ........................        3           725,754.82      0.06       241,918.27       359        759      61.32
5.625 ........................       11         3,166,169.58      0.25       287,833.60       358        758      70.30
5.750 ........................       28         6,758,849.28      0.53       241,387.47       358        728      73.12
5.875 ........................      143        30,910,416.18      2.42       216,156.76       358        728      67.62
5.905 ........................        1           245,665.00      0.02       245,665.00       359        667      89.36
5.935 ........................        1           342,201.08      0.03       342,201.08       359        751      80.00
5.950 ........................        1           153,845.22      0.01       153,845.22       359        706      65.53
5.990 ........................        2           250,770.27      0.02       125,385.14       359        712      77.46
5.995 ........................        1            92,040.46      0.01        92,040.46       359        738      83.00
6.000 ........................      187        39,209,854.77      3.07       209,678.37       357        727      69.68
6.125 ........................      281        64,883,574.23      5.09       230,902.40       357        734      70.30
6.155 ........................        1           195,300.00      0.02       195,300.00       360        659      88.77
6.170 ........................        1            82,350.00      0.01        82,350.00       360        736      90.00
6.180 ........................        2           206,000.00      0.02       103,000.00       360        698      88.79
6.185 ........................        1            80,924.98      0.01        80,924.98       359        680      90.00
6.250 ........................      392        91,432,843.99      7.17       233,247.05       359        734      62.39
6.290 ........................        1            89,100.00      0.01        89,100.00       360        757      90.00
6.310 ........................        1           328,796.99      0.03       328,796.99       356        687      88.00
6.370 ........................        1           296,100.00      0.02       296,100.00       360        730      90.00
6.375 ........................      607       130,557,059.03     10.23       215,085.76       358        729      68.51
6.395 ........................        1            72,980.00      0.01        72,980.00       360        691      89.00
6.420 ........................        2           386,000.00      0.03       193,000.00       360        670      86.53
6.430 ........................        1           217,500.00      0.02       217,500.00       360        673      87.00
6.495 ........................        1           113,400.00      0.01       113,400.00       360        697      84.00
6.500 ........................      929       199,302,499.91     15.62       214,534.45       359        722      69.52
6.510 ........................        1           219,409.61      0.02       219,409.61       357        687      90.00
6.520 ........................        1           145,350.00      0.01       145,350.00       360        670      90.00
6.550 ........................        1           263,264.10      0.02       263,264.10       359        810      85.00
6.560 ........................        1           115,000.00      0.01       115,000.00       358        618      90.00
6.595 ........................        1           131,358.95      0.01       131,358.95       358        722      86.69
6.625 ........................      765       162,079,907.16     12.70       211,869.16       359        725      70.83
6.630 ........................        1           188,100.00      0.01       188,100.00       360        718      95.00

                                                                                            WEIGHTED             WEIGHTED
                                                                                            AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------               ---------  -----------------  ----------  ---------------  ---------  --------  ---------
6.650 ........................        1           303,233.54      0.02       303,233.54       359        730      64.57
6.745 ........................        2           624,077.00      0.05       312,038.50       360        719      88.08
6.750 ........................    1,022       223,481,117.07     17.52       218,670.37       360        720      72.39
6.810 ........................        1           126,000.00      0.01       126,000.00       360        734      90.00
6.875 ........................    1,460       312,646,567.31     24.51       214,141.48       359        715      73.71
6.880 ........................        1           292,500.00      0.02       292,500.00       360        734      90.00
6.885 ........................        1            75,600.00      0.01        75,600.00       360        736      90.00
6.925 ........................        1            76,500.00      0.01        76,500.00       360        724      90.00
7.000 ........................        8         1,171,990.40      0.09       146,498.80       360        740      81.22
7.125 ........................        8         1,402,210.00      0.11       175,276.25       360        730      78.99
7.250 ........................        1           185,520.00      0.01       185,520.00       360        N/A      77.30
7.500 ........................        4           637,664.54      0.05       159,416.14       358        682      76.92
7.625 ........................        2           280,943.71      0.02       140,471.86       359        671      76.68
7.750 ........................        3           674,443.53      0.05       224,814.51       358        651      74.67
7.875 ........................        1           161,225.71      0.01       161,225.71       358        684      95.00
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (as so adjusted) was approximately 6.567% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.568% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                         INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
CURRENT MORTGAGE                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
      0.01 - 50,000.00 .......       35    $    1,392,977.30      0.11%       39,799.35      6.557       360       762      45.18
 50,000.01 - 100,000.00 ......      485        40,245,298.68      3.15        82,980.00      6.575       359       724      61.37
100,000.01 - 150,000.00 ......    1,084       136,612,890.10     10.71       126,026.65      6.592       359       728      69.19
150,000.01 - 200,000.00 ......    1,426       249,981,211.39     19.59       175,302.39      6.591       359       721      71.82
200,000.01 - 250,000.00 ......      978       219,649,102.50     17.22       224,590.08      6.558       359       721      71.02
250,000.01 - 300,000.00 ......      725       199,977,852.62     15.68       275,831.52      6.556       359       722      71.62
300,000.01 - 350,000.00 ......      465       151,586,149.36     11.88       325,991.72      6.556       359       720      70.70
350,000.01 - 400,000.00 ......      456       172,386,409.20     13.51       378,040.37      6.554       359       724      72.28
400,000.01 - 450,000.00 ......      181        75,305,648.70      5.90       416,053.31      6.539       359       729      68.40
450,000.01 - 500,000.00 ......       21         9,963,159.92      0.78       474,436.19      6.691       354       724      72.31
500,000.01 - 550,000.00 ......       18         9,429,807.63      0.74       523,878.20      6.573       360       716      69.60
550,000.01 - 600,000.00 ......        8         4,611,572.33      0.36       576,446.54      6.673       359       729      67.95
600,000.01 - 650,000.00 ......        5         3,151,984.53      0.25       630,396.91      6.553       360       709      73.48
650,000.01 - 700,000.00 ......        1           675,000.00      0.05       675,000.00      6.875       360       803      75.00
750,000.01 - 1,000,000.00 ....        1           787,500.00      0.06       787,500.00      6.750       360       794      75.00
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $216,634.

                              FICO CREDIT SCORES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                         MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
619 and Below ................       42    $    8,887,720.66      0.70%      211,612.40      6.475      357        611      58.40
620-639 ......................      250        51,077,008.05      4.00       204,308.03      6.591      359        630      69.00
640-659 ......................      390        88,093,942.46      6.91       225,881.90      6.603      359        650      68.86
660-679 ......................      584       130,341,351.01     10.22       223,187.24      6.618      358        670      70.95
680-699 ......................      673       146,140,827.82     11.46       217,148.33      6.598      358        690      72.05
700-719 ......................      876       192,321,701.22     15.08       219,545.32      6.593      359        709      72.24
720 and Above ................    3,056       654,742,447.67     51.32       214,248.18      6.538      359        763      70.49
Not Scored ...................       18         4,151,565.37      0.33       230,642.52      6.813      360        N/A      70.04
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 723.

                             DOCUMENTATION PROGRAMS

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAM             LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------           ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
CLUES ........................       28    $    5,781,781.20      0.45%      206,492.19      6.439      359        739      68.55
Full/Alternative .............    2,517       527,890,406.27     41.38       209,730.00      6.467      359        720      71.83
No Income/No Asset ...........      293        55,244,168.74      4.33       188,546.65      6.671      359        713      60.34
Preferred ....................    1,025       227,155,042.06     17.81       221,614.68      6.511      359        755      68.51
Reduced ......................    1,865       423,518,655.26     33.20       227,087.75      6.706      359        712      72.38
Stated Income/Stated Asset ...      156        35,188,183.81      2.76       225,565.28      6.662      359        693      65.20
Streamlined ..................        5           978,326.92      0.08       195,665.38      6.625      360        689      66.58
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
50.00 or less ................      825    $  152,205,943.32     11.93%      184,492.05      6.491      358        730       39.53
50.01 to 55.00 ...............      280        63,001,041.52      4.94       225,003.72      6.491      359        725       52.54
55.01 to 60.00 ...............      286        63,361,911.15      4.97       221,545.14      6.507      357        715       57.61
60.01 to 65.00 ...............      324        76,489,231.09      6.00       236,077.87      6.551      359        718       62.76
65.01 to 70.00 ...............      375        92,971,857.69      7.29       247,924.95      6.539      359        716       67.86
70.01 to 75.00 ...............      458       112,880,178.60      8.85       246,463.27      6.544      359        715       73.24
75.01 to 80.00 ...............    2,935       629,861,232.71     49.37       214,603.49      6.611      359        725       79.68
80.01 to 85.00 ...............       23         3,983,659.85      0.31       173,202.60      6.474      359        714       84.18
85.01 to 90.00 ...............      283        59,449,583.64      4.66       210,069.20      6.576      359        718       89.21
90.01 to 95.00 ...............       98        21,134,387.42      1.66       215,657.01      6.570      359        732       94.69
95.01 to 100.00 ..............        2           417,537.27      0.03       208,768.64      6.447      360        730      100.00
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 70.72%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Arizona ......................      267    $   55,829,062.08      4.38%      209,097.61      6.577      358        721      70.70
California ...................      974       266,871,170.81     20.92       273,995.04      6.522      359        717      63.01
Colorado .....................      224        46,491,654.62      3.64       207,552.03      6.552      359        733      74.91
Florida ......................      538       109,135,536.79      8.55       202,854.16      6.605      359        717      70.94
Georgia ......................      199        39,616,561.05      3.11       199,078.20      6.543      360        728      74.33
Hawaii .......................       89        31,797,734.83      2.49       357,277.92      6.575      359        724      67.37
Illinois .....................      156        36,038,199.50      2.82       231,014.10      6.647      360        728      72.45
Maryland .....................      115        27,361,172.89      2.14       237,923.24      6.539      358        723      69.83
Nevada .......................      182        44,465,556.35      3.49       244,316.24      6.613      359        719      71.95
New Jersey ...................      138        35,869,825.37      2.81       259,926.27      6.649      357        710      69.65
New York .....................      147        39,578,934.07      3.10       269,244.45      6.623      360        712      67.11
North Carolina ...............      148        26,415,709.06      2.07       178,484.52      6.527      358        729      75.37
Oregon .......................      184        38,221,266.07      3.00       207,724.27      6.548      360        731      72.95
Texas ........................      448        74,701,392.43      5.86       166,744.18      6.582      359        738      78.16
Virginia .....................      160        39,119,959.33      3.07       244,499.75      6.489      359        724      70.59
Washington ...................      266        62,188,189.57      4.87       233,790.19      6.537      359        727      72.63
Other (less than 2%) .........    1,654       302,054,639.44     23.68       182,620.70      6.588      359        725      74.08
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.301% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Refinance (Cash-Out) .........    1,873    $  421,916,945.93     33.07%      225,262.65      6.564      358        702      64.77
Purchase .....................    3,180       672,484,583.80     52.71       211,473.14      6.590      359        736      75.55
Refinance (Rate/Term) ........      836       181,355,034.53     14.22       216,931.86      6.498      358        722      66.65
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
2-4 Family Residence .........      217    $   64,512,231.96      5.06%      297,291.39      6.694      358        723      70.16
Cooperative ..................        1           198,000.00      0.02       198,000.00      6.875      359        712      79.84
Hi-rise Condominium ..........       37         8,358,122.75      0.66       225,895.21      6.679      360        725      75.92
Low-rise Condominium .........      441        89,218,067.51      6.99       202,308.54      6.605      359        732      72.77
Planned Unit Development .....    1,480       330,024,067.91     25.87       222,989.24      6.556      359        729      72.83
Single Family Residence ......    3,713       783,446,074.13     61.41       211,000.83      6.558      359        719      69.59
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

                               OCCUPANCY TYPES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Investment Property ..........      343    $   64,799,442.36      5.08%      188,919.66      6.654      359        739      71.14
Primary Residence ............    5,305     1,160,586,029.46     90.97       218,772.11      6.562      359        721      70.71
Secondary Residence ..........      241        50,371,092.44      3.95       209,008.68      6.602      359        740      70.46
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                WEIGHTED
                                                                                                     WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE    FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            ---------  -----------------  ----------  ---------------  --------  --------  ---------
360 ..........................    4,315    $  917,012,279.16     71.88%      212,517.33      6.640      722      70.82
359 ..........................    1,150       263,169,493.57     20.63       228,843.04      6.417      725      70.09
358 ..........................      281        63,879,244.32      5.01       227,328.27      6.263      730      70.78
357 ..........................       50        12,769,952.85      1.00       255,399.06      6.384      729      76.15
356 ..........................       19         3,976,220.57      0.31       209,274.77      6.183      722      80.61
355 ..........................        7         1,160,157.16      0.09       165,736.74      6.518      707      66.05
354 ..........................        7         1,396,935.93      0.11       199,562.28      6.264      759      66.57
353 ..........................        5         1,066,387.82      0.08       213,277.56      6.518      726      84.02
352 ..........................        4         1,216,701.65      0.10       304,175.41      6.145      720      74.30
351 ..........................        7         1,423,542.34      0.11       203,363.19      6.231      724      83.20
350 ..........................        2           431,866.13      0.03       215,933.07      6.042      695      81.65
344 ..........................        1           165,442.75      0.01       165,442.75      6.250      752      48.21
300 ..........................        6           969,700.00      0.08       161,616.67      6.676      727      63.38
240 ..........................       24         4,550,942.00      0.36       189,622.58      6.443      726      56.36
239 ..........................       11         2,567,698.01      0.20       233,427.09      6.402      681      73.14
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 359 months.

                      INTEREST ONLY PERIODS AT ORIGINATION

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
0 ............................    4,037    $  829,953,637.84     65.06%      205,586.73      6.595      359        721      70.40
120 ..........................    1,651       398,860,595.82     31.26       241,587.28      6.540      360        726      71.32
180 ..........................      201        46,942,330.60      3.68       233,543.93      6.328      359        724      71.20
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                      WEIGHTED             WEIGHTED
                                                                                                      AVERAGE   WEIGHTED   AVERAGE
                                NUMBER OF                     PERCENT OF      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 INITIAL       AGGREGATE        INITIAL      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE                MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS       OUTSTANDING        LOANS    OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
0 ............................    5,624    $1,222,007,411.57     95.79%      217,284.39      6.560      359        723      70.69
4 ............................        1           192,000.00      0.02       192,000.00      6.750      360        681      79.34
6 ............................        7         1,930,505.07      0.15       275,786.44      6.625      360        707      76.99
12 ...........................        2           225,971.27      0.02       112,985.64      7.588      358        668      93.57
15 ...........................        1           461,010.70      0.04       461,010.70      6.625      357        776      52.53
24 ...........................        1           271,800.00      0.02       271,800.00      6.875      360        671      90.00
36 ...........................       45         8,792,809.56      0.69       195,395.77      6.809      359        695      72.75
60 ...........................      208        41,875,056.09      3.28       201,322.39      6.740      360        714      70.73
                                  -----    -----------------    ------
   Total .....................    5,889    $1,275,756,564.26    100.00%
                                  =====    =================    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-19CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                         CLASSES OF CERTIFICATES
         -----------                                         -----------------------
     Senior Certificates                      Class A, Class PO, Class X and Class A-R Certificates
  Subordinated Certificates                              Class M and Class B Certificates
    Class A Certificates        Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
                                A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class
                               A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class
                               A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class
                                       A-29, Class A-30, Class A-31, Class A-32 and Class A-33 Certificates
    Class B Certificates              Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
     LIBOR Certificates                                    Class A-1, Class A-2, Class
                                A-9, Class A-10, Class A-12, Class A-13, Class A-17, Class A-18, Class A-19, Class
                                             A-20, Class A-23, Class A-28 and Class A-29 Certificates
Notional Amount Certificates    Class A-2, Class A-10, Class A-13, Class A-18, Class A-29 and Class X Certificates
 Principal Only Certificates                           Class A-33 and Class PO Certificates
    Offered Certificates                Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                           TYPE
          -----                                           ----
Class A-1                           Senior/Floating Pass-Through Rate/Super Senior
Class A-2                     Senior/Inverse Floating Pass-Through Rate/Notional Amount/
                                                     Interest-Only
Class A-3                                Senior/Variable Pass-Through Rate/NAS
Class A-4                                Senior/Variable Pass-Through Rate/NAS
Class A-5                           Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class A-6                                   Senior/Fixed Pass-Through Rate
Class A-7                                   Senior/Fixed Pass-Through Rate
Class A-8                                   Senior/Fixed Pass-Through Rate
Class A-9                                  Senior/Floating Pass-Through Rate
Class A-10                    Senior/Inverse Floating Pass-Through Rate/Notional Amount/
                                                     Interest-Only
Class A-11                            Senior/Fixed Pass-Through Rate/Super Senior
Class A-12                                 Senior/Floating Pass-Through Rate
Class A-13                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only
Class A-14                            Senior/Fixed Pass-Through Rate/Super Senior
Class A-15                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior
Class A-16                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior
Class A-17                  Senior/Floating Pass-Through Rate/Targeted Balance/Super Senior
Class A-18                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only
Class A-19                            Senior/Floating Pass-Through Rate/Companion
Class A-20                        Senior/Inverse Floating Pass-Through Rate/Companion
Class A-21                        Senior/Variable Pass-Through Rate/NAS/Super Senior
Class A-22                    Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior
Class A-23                        Senior/Floating Pass-Through Rate/Targeted Balance
Class A-24                                  Senior/Fixed Pass-Through Rate
Class A-25                            Senior/Fixed Pass-Through Rate/NAS/Support
Class A-26                                 Senior/Variable Pass-Through Rate
Class A-27                                 Senior/Variable Pass-Through Rate
Class A-28                        Senior/Floating Pass-Through Rate/Scheduled Balance
Class A-29                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only
Class A-30                              Senior/Fixed Pass-Through Rate/Support

Class A-31                            Senior/Fixed Pass-Through Rate/NAS/Support
Class A-32                             Senior/Fixed Pass-Through Rate/Companion
Class A-33                                  Senior/Principal Only/Companion
Class X                      Senior/ Variable Pass-Through Rate/ Notional Amount/ Interest
                                                         Only
Class PO                                        Senior/ Principal Only
Class A-R                              Senior/ Fixed Pass-Through Rate/ Residual
Subordinated Certificates                Subordinate/ Fixed Pass- Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table beginning on page 4 of this free writing prospectus.

     The senior certificates will have an initial aggregate class certificate balance of approximately $1,510,691,321, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.10% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................             1.80%
Class B-1.........................             0.70%
Class B-2.........................             0.55%
Class B-3.........................             0.35%
Class B-4.........................             0.25%
Class B-5.........................             0.25%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-2, Class A-10, Class A-13, Class A-18, Class A-29 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-2 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-10 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-9 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-13 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-12 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-18 Certificates for any Distribution Date will be equal to the aggregate Class Certificate Balance of the Class A-17 and Class A-23 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-29 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class A-28 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's name on the book of its depositary which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the "Depositary". Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-6, Class A-14, Class A-16, Class A-22 and Class A-32 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class A-6, Class A-14, Class A-16, Class A-22 and Class A-32 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

DETERMINATION OF LIBOR

     The LIBOR Certificates and the Class A-26 and Class A-27 Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates and the Class A-26 and Class A-27 Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.08%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer;

     - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     -    to withdraw an amount equal to the sum of (a) the Available Funds and
          (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the senior certificates. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Cap Contract Reserve Fund and the Corridor Contract Reserve Fund. Funds in the Cap Contract Reserve Fund an the Corridor Contract Reserve Fund will remain univested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE              SOURCE (2)                 FREQUENCY
  --------------------    -----------------------------------  ----------------  -----------------------------------  ------------
FEES

Master Servicing Fee /    One-twelfth of the Stated            Compensation      Amounts on deposit in the            Monthly
Master Servicer           Principal Balance of each                              Certificate Account representing
                          mortgage loan multiplied by the                        payments of interest and
                          master servicing fee rate (3)                          application of liquidation proceeds
                                                                                 with respect to that mortgage loan
                          -    All late payment fees,          Compensation      Payments made by obligors with       Time to time
                               assumption fees and other                         respect to the mortgage loans
                               similar charges including
                               prepayment charges

                          -    All investment income           Compensation      Investment income related to the     Monthly
                               earned on amounts on deposit                      Certificate Account and the
                               in the Certificate Account and                    Distribution Account
                               Distribution Account.

                          -    Excess Proceeds (4)             Compensation      Liquidation proceeds and Subsequent  Time to time
                                                                                 Recoveries
Trustee Fee (the          One-twelfth of the Trustee Fee       Compensation      Amounts on deposit in the            Monthly
"Trustee Fee") / Trustee  Rate multiplied by the aggregate                       Certificate Account or the
                          Stated Principal Balance of the                        Distribution Account
                          outstanding mortgage loans. (5)

EXPENSES

Insured expenses /        Expenses incurred by the master      Reimbursement of  To the extent the expenses are       Time to time
Master Servicer           servicer                             Expenses          covered by an insurance policy with
                                                                                 respect to the mortgage loan
Servicing Advances /      To the extent of funds available,    Reimbursement of  With respect to each mortgage loan,  Time to time
Master Servicer           the amount of any Servicing          Expenses          late recoveries of the payments of
                          Advances.                                              the costs and expenses, liquidation
                                                                                 proceeds, Subsequent Recoveries,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that mortgage loan (6)
Indemnification           Amounts for which the sellers,       Indemnification   Amounts on deposit on the            Monthly
expenses / the sellers,   the master servicer and depositor                      Certificate Account.
the master servicer and   are entitled to indemnification (7)
the depositor

---------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

     - for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Pre-funding Account after the end of the Conveyance Period (net of any invessent income thereon), reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                        INITIAL                         FORMULA FOR CALCULATION
                     PASS-THROUGH    MAXIMUM/MINIMUM     OF CLASS PASS-THROUGH
       CLASS             RATE       PASS-THROUGH RATE             RATE
       -----         ------------   -----------------   -----------------------
Class A-1.........       5.78%         6.00%/0.70%           LIBOR + 0.70%
Class A-2.........       0.22%         5.30%/0.00%           5.30% - LIBOR
Class A-9.........       5.78%         6.00%/0.70%           LIBOR + 0.70%
Class A-10........       0.22%         5.30%/0.00%           5.30% - LIBOR
Class A-12........       5.48%         6.00%/0.40%           LIBOR + 0.40%
Class A-13........       0.52%         5.60%/0.00%           5.60% - LIBOR
Class A-17........       5.48%         6.00%/0.40%           LIBOR + 0.40%
Class A-18........       0.52%         5.60%/0.00%           5.60% - LIBOR
Class A-19........       5.88%         7.00%/0.80%           LIBOR + 0.80%
Class A-20........       6.72%        37.20%/0.00%      37.20% - (6.00 x LIBOR)
Class A-23........       5.48%         6.00%/0.40%           LIBOR + 0.40%
Class A-28........       5.68%         6.00%/0.60%           LIBOR + 0.60%
Class A-29........       0.32%         5.40%/0.00%           5.40% - LIBOR

     Class A-26 Certificates.

     The pass-through rate for the Class A-26 Certificates for the interest accrual period related to any Distribution Date will be determined as follows:
(i) if LIBOR is less than 7.25%, the pass-through rate for the Class A-26 Certificates will be 7.50% per annum and (ii) if LIBOR is greater than or equal to 7.25%, the pass-through rate for the Class A-26 Certificates will be 0.00% per annum. The pass-through rate for the Class A-26 Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 7.50% per annum.

     Class A-27 Certificates.

     The pass-through rate for the Class A-27 Certificates for the interest accrual period related to any Distribution Date will be determined as follows:
(i) if LIBOR is less than 7.25%, the pass-through rate for the Class A-27 Certificates will be 0.00% per annum and (ii) if LIBOR is greater than or equal to 7.25%, the pass-through rate for the Class A-27 Certificates will be 30.00% per annum. The pass-through rate for the Class A-27 Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.00% per annum.

     Class X Certificates

     The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.4161% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date, on or prior to the applicable Cap Contract Termination Date (as defined below), on which LIBOR exceeds 5.00%, in addition to the interest distribution amount described above, the Class A-3, Class A-4 and Class A-21 Certificates will also be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Cap Contract. See "--The Cap Contracts and the Corridor Contracts" in this free writing prospectus.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable LIBOR Strike Rate, in addition to the interest distribution amount described above, the Class A-1, Class A-9, Class A-12, Class A-17, Class A-23 and Class A-28 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Cap Contracts and the Corridor Contracts" in this free writing prospectus.

     The Class A-33 and Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CAP CONTRACTS AND THE CORRIDOR CONTRACTS

     The issuing entity will have the benefit of two separate interest rate cap contracts with Bear Stearns Financial Products Inc. ("Bear Stearns" or the "Cap Contract Counterparty"), both of which will be evidenced by a confirmation between the Cap Contract Counterparty and the trustee on behalf of the issuing entity (each a "Cap Contract" and, together, the "Cap Contracts"):

     -    the Class A-3 and Class A-21 Cap Contract, and

     -    the Class A-4 Cap Contract.

     Each of the Class A-1, Class A-9, Class A-12, Class A-17, Class A-23 and Class A-28 Certificates will have the benefit of an interest rate corridor contract (each a "Corridor Contract" and, together with the Cap Contracts, the "Contracts"):

     -    the Class A-1 Corridor Contract,

     -    the Class A-9 Corridor Contract,

     -    the Class A-12 Corridor Contract,

     -    the Class A-17 and Class A-23 Corridor Contract, and

     -    the Class A-28 Corridor Contract.

     Each Corridor Contract will be evidenced by a confirmation between Bear Stearns (the "Corridor Contract Counterparty" and, together with the Cap Contract Counterparty, the "Contract Counterparty") and The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee").

     Each Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class A-1, Class A-3, Class A-4, Class A-9, Class A-12, Class A-17, Class A-21, Class A-23 and Class A-28 Certificates.

     Pursuant to each Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Contract Counterparty on the date that the related Contract was executed. Each Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to a Cap Contract and any Distribution Date beginning with the Distribution Date in August 2006 to and including the Distribution Date on which the related Cap Contract terminates (each, a "Cap Contract Termination Date"), the amount payable by the Contract Counterparty under a Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined by the Contract Counterparty) over (y) the related LIBOR Strike Rate, (ii) the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     The Cap Contract Termination Date, LIBOR Strike Rate and Cap Contract Notional Balance for each Cap Contract are as follows:

                                CAP CONTRACT     LIBOR STRIKE     CAP CONTRACT
   CLASS OF CERTIFICATES      TERMINATION DATE       RATE       NOTIONAL BALANCE
   ---------------------      ----------------   ------------   ----------------
Class A-3 and Class A-21...       July 2009          5.00%         $30,000,000
Class A-4..................       July 2009          5.00%         $19,750,000

     With respect to a Corridor Contract and any Distribution Date beginning with the Distribution Date in August 2006 to and including the Distribution Date on which the related Corridor Contract terminates (each, a "Corridor Contract Termination Date"), the amount payable by the Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Contract Counterparty) and
(B) the related Maximum Rate over (y) the related LIBOR Strike Rate, (ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii)
(x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     The Corridor Contract Termination Date, Maximum Rate and LIBOR Strike Rate for each Corridor Contract are as follows:

                              CORRIDOR CONTRACT   LIBOR STRIKE
   CLASS OF CERTIFICATES      TERMINATION DATE        RATE       MAXIMUM RATE
   ---------------------      -----------------   ------------   ------------
Class A-1..................      September 2010       5.30%           8.80%
Class A-9..................        August 2010        5.30%           8.80%
Class A-12.................         June 2009         5.60%           9.10%
Class A-17 and Class A-23..         July 2015         5.60%           9.10%
Class A-28.................        August 2014        5.40%           8.90%

     On or prior to the related Cap Contract Termination Date or the related Contract Corridor Contract Termination Date, as applicable, amounts (if any) received under the related Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the related Yield Supplement Amount, as described below under "-- The Cap Contract Reserve Fund and the Corridor Contract Reserve Fund." Amounts received on a Cap Contract or a Corridor Contract, as applicable, will not be available to make interest distributions on any class of certificates other than the related class of certificates.

     The Class A-1 Corridor Contract Notional Balance, the Class A-9 Corridor Contract Notional Balance and the Class A-12 Corridor Contract Notional Balance are based on the mortgage loans having a constant prepayment rate equal to 75% of the Prepayment Assumption. The Class A-17 and Class A-23 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 50% of the Prepayment Assumption.

     The "Class A-1 Corridor Contract Notional Balance," the "Class A-9 Corridor Contract Notional Balance," the "Class A-12 Corridor Contract Notional Balance", the "Class A-17 and Class A-23 Corridor Contract Notional Balance" and the "Class A-28 Corridor Contract Notional Balance" are as described in the following table:

                                                                                    CLASS A-17
                                   CLASS A-1       CLASS A-9       CLASS A-12     AND CLASS A-23    CLASS A-28
                                    CORRIDOR        CORRIDOR        CORRIDOR         CORRIDOR        CORRIDOR
                                    CONTRACT        CONTRACT        CONTRACT         CONTRACT        CONTRACT
                                    NOTIONAL        NOTIONAL        NOTIONAL         NOTIONAL        NOTIONAL
MONTH OF DISTRIBUTION DATE        BALANCE ($)     BALANCE ($)      BALANCE ($)      BALANCE ($)     BALANCE ($)
--------------------------       -------------   -------------   --------------   --------------   -------------
August 2006 ..................   24,942,740.27   39,550,000.00   140,935,201.57   145,738,232.98   24,675,000.00
September 2006 ...............   24,804,535.35   39,528,000.00   139,358,209.26   142,971,307.31   24,675,000.00
October 2006 .................   24,586,120.38   39,506,000.00   137,325,202.48   139,902,218.49   24,675,000.00
November 2006 ................   24,288,455.31   39,484,000.00   134,841,638.88   136,534,733.09   24,619,985.22
December 2006 ................   23,912,730.43   39,462,000.00   131,914,285.42   132,873,387.24   24,455,904.75
January 2007 .................   23,460,365.17   39,440,000.00   128,551,211.99   128,923,482.51   24,184,495.23
February 2007 ................   22,933,005.92   39,418,000.00   124,761,778.78   124,691,079.26   23,807,765.82
March 2007 ...................   22,332,522.75   39,396,000.00   120,556,617.54   120,182,987.26   23,327,994.69
April 2007 ...................   21,661,004.97   39,374,000.00   115,947,606.56   115,406,753.82   22,747,724.22
May 2007 .....................   20,920,755.67   39,352,000.00   110,947,839.47   110,370,649.18   22,069,755.20
June 2007 ....................   20,115,354.94   39,330,000.00   105,577,670.00   105,089,686.45   21,298,617.79
July 2007 ....................   19,260,297.31   39,308,000.00    99,925,188.48    99,645,906.14   20,455,292.16
August 2007 ..................   18,427,273.47   39,286,000.00    94,397,974.67    94,440,392.45   19,638,592.27
September 2007 ...............   17,615,916.51   39,264,000.00    88,993,942.51    89,471,034.46   18,848,138.99
October 2007 .................   16,825,865.58   39,242,000.00    83,711,040.56    84,735,632.97   18,083,558.55
November 2007 ................   16,056,765.84   39,220,000.00    78,547,251.39    80,231,901.28   17,344,482.48
December 2007 ................   15,308,268.30   39,198,000.00    73,500,591.00    75,957,466.23   16,630,547.52
January 2008 .................   14,580,029.80   39,176,000.00    68,569,108.32    71,909,869.19   15,941,395.59
February 2008 ................   13,871,712.83   39,154,000.00    63,750,884.62    68,086,567.25   15,276,673.65
March 2008 ...................   13,182,985.50   39,132,000.00    59,044,032.99    64,484,934.47   14,636,033.69
April 2008 ...................   12,513,521.42   39,110,000.00    54,446,697.81    61,102,263.30   14,019,132.63
May 2008 .....................   11,862,999.61   39,088,000.00    49,957,054.26    57,935,765.99   13,425,632.24
June 2008 ....................   11,231,104.43   39,066,000.00    45,573,307.77    54,982,576.18   12,855,199.11
July 2008 ....................   10,617,525.45   39,044,000.00    41,293,693.55    52,239,750.59   12,307,504.53
August 2008 ..................   10,021,957.42   39,022,000.00    37,116,476.09    49,704,270.76   11,782,224.48
September 2008 ...............    9,444,100.12   39,000,000.00    33,039,948.67    47,373,044.90   11,279,039.51
October 2008 .................    8,883,658.34   38,978,000.00    29,062,432.89    45,242,909.89   10,797,634.72
November 2008 ................    8,340,341.76   38,956,000.00    25,182,278.20    43,310,633.21   10,337,699.67
December 2008 ................    7,813,864.88   38,934,000.00    21,397,861.44    41,570,981.75    9,898,928.31

                                                                                    CLASS A-17
                                   CLASS A-1       CLASS A-9       CLASS A-12     AND CLASS A-23    CLASS A-28
                                    CORRIDOR        CORRIDOR        CORRIDOR         CORRIDOR        CORRIDOR
                                    CONTRACT        CONTRACT        CONTRACT         CONTRACT        CONTRACT
                                    NOTIONAL        NOTIONAL        NOTIONAL         NOTIONAL        NOTIONAL
MONTH OF DISTRIBUTION DATE        BALANCE ($)     BALANCE ($)      BALANCE ($)      BALANCE ($)     BALANCE ($)
--------------------------       -------------   -------------   --------------   --------------   -------------
January 2009 .................    7,303,946.92   38,912,000.00    17,707,586.39    39,997,540.27    9,481,018.96
February 2009 ................    6,810,311.80   38,890,000.00    14,109,883.32    38,462,260.62    9,083,674.20
March 2009 ...................    6,332,687.97   38,868,000.00    10,603,208.57    36,964,597.22    8,706,600.83
April 2009 ...................    5,870,808.43   38,846,000.00     7,186,044.09    35,504,011.19    8,349,509.81
May 2009 .....................    5,424,410.60   38,824,000.00     3,856,897.02    34,079,970.26    8,012,116.21
June 2009 ....................    4,993,236.25   38,802,000.00       614,299.30    32,691,948.70    7,694,139.15
July 2009 ....................    4,577,031.45   36,236,807.26             0.00    31,339,427.23    7,395,301.71
August 2009 ..................    4,175,546.48   33,141,001.17             0.00    30,021,892.94    7,115,330.92
September 2009 ...............    3,788,535.76   30,127,484.89             0.00    28,738,839.28    6,853,957.68
October 2009 .................    3,415,757.81   27,194,885.48             0.00    27,489,765.88    6,610,916.72
November 2009 ................    3,056,975.14   24,341,852.77             0.00    26,274,178.60    6,385,946.51
December 2009 ................    2,711,954.20   21,567,059.05             0.00    25,091,589.33    6,178,789.26
January 2010 .................    2,380,465.35   18,869,198.63             0.00    23,941,516.04    5,989,190.82
February 2010 ................    2,062,282.74   16,246,987.55             0.00    22,823,482.62    5,816,900.66
March 2010 ...................    1,757,184.27   13,699,163.16             0.00    21,737,018.88    5,661,671.81
April 2010 ...................    1,464,951.55   11,224,483.77             0.00    20,681,660.43    5,523,260.80
May 2010 .....................    1,185,369.80    8,821,728.37             0.00    19,656,948.65    5,401,427.62
June 2010 ....................      918,227.81    6,489,696.19             0.00    18,662,430.59    5,295,935.67
July 2010 ....................      663,317.90    4,227,206.44             0.00    17,697,658.93    5,206,551.71
August 2010 ..................      420,435.82    2,033,097.96             0.00    16,762,191.92    5,133,045.81
September 2010 ...............      189,380.73            0.00             0.00    15,855,593.27    5,075,191.32
October 2010 .................            0.00            0.00             0.00    14,977,432.15    5,032,764.78
November 2010 ................            0.00            0.00             0.00    14,127,283.09    5,005,545.94
December 2010 ................            0.00            0.00             0.00    13,304,725.93    4,993,317.67
January 2011 .................            0.00            0.00             0.00    12,509,345.73    4,993,317.67
February 2011 ................            0.00            0.00             0.00    11,740,732.74    4,993,317.67
March 2011 ...................            0.00            0.00             0.00    10,998,482.37    4,993,317.67
April 2011 ...................            0.00            0.00             0.00    10,282,195.06    4,993,317.67
May 2011 .....................            0.00            0.00             0.00     9,591,476.24    4,993,317.67
June 2011 ....................            0.00            0.00             0.00     8,925,936.32    4,993,317.67
July 2011 ....................            0.00            0.00             0.00     8,285,190.60    4,993,317.67

                                                                                    CLASS A-17
                                   CLASS A-1       CLASS A-9       CLASS A-12     AND CLASS A-23    CLASS A-28
                                    CORRIDOR        CORRIDOR        CORRIDOR         CORRIDOR        CORRIDOR
                                    CONTRACT        CONTRACT        CONTRACT         CONTRACT        CONTRACT
                                    NOTIONAL        NOTIONAL        NOTIONAL         NOTIONAL        NOTIONAL
MONTH OF DISTRIBUTION DATE        BALANCE ($)     BALANCE ($)      BALANCE ($)      BALANCE ($)     BALANCE ($)
--------------------------       -------------   -------------   --------------   --------------   -------------
August 2011 ..................            0.00            0.00             0.00     7,793,497.66    4,993,317.67
September 2011 ...............            0.00            0.00             0.00     7,325,099.72    4,993,317.67
October 2011 .................            0.00            0.00             0.00     6,879,628.79    4,993,317.67
November 2011 ................            0.00            0.00             0.00     6,456,721.57    4,993,317.67
December 2011 ................            0.00            0.00             0.00     6,056,019.33    4,993,317.67
January 2012 .................            0.00            0.00             0.00     5,677,167.91    4,993,317.67
February 2012 ................            0.00            0.00             0.00     5,319,817.62    4,993,317.67
March 2012 ...................            0.00            0.00             0.00     4,983,623.24    4,993,317.67
April 2012 ...................            0.00            0.00             0.00     4,668,243.93    4,993,317.67
May 2012 .....................            0.00            0.00             0.00     4,373,343.20    4,993,317.67
June 2012 ....................            0.00            0.00             0.00     4,098,588.81    4,993,317.67
July 2012 ....................            0.00            0.00             0.00     3,843,652.80    4,993,317.67
August 2012 ..................            0.00            0.00             0.00     3,646,956.79    4,993,317.67
September 2012 ...............            0.00            0.00             0.00     3,468,908.18    4,993,317.67
October 2012 .................            0.00            0.00             0.00     3,309,195.06    4,993,317.67
November 2012 ................            0.00            0.00             0.00     3,167,509.54    4,993,317.67
December 2012 ................            0.00            0.00             0.00     3,043,547.71    4,993,317.67
January 2013 .................            0.00            0.00             0.00     2,937,009.58    4,993,317.67
February 2013 ................            0.00            0.00             0.00     2,847,599.07    4,993,317.67
March 2013 ...................            0.00            0.00             0.00     2,775,023.91    4,993,317.67
April 2013 ...................            0.00            0.00             0.00     2,718,995.64    4,993,317.67
May 2013 .....................            0.00            0.00             0.00     2,679,229.55    4,993,317.67
June 2013 ....................            0.00            0.00             0.00     2,655,444.61    4,993,317.67
July 2013 ....................            0.00            0.00             0.00     2,647,363.49    4,993,317.67
August 2013 ..................            0.00            0.00             0.00     2,647,363.49    4,830,072.28
September 2013 ...............            0.00            0.00             0.00     2,647,363.49    4,405,215.60
October 2013 .................            0.00            0.00             0.00     2,647,363.49    3,987,773.41
November 2013 ................            0.00            0.00             0.00     2,647,363.49    3,577,628.98
December 2013 ................            0.00            0.00             0.00     2,647,363.49    3,174,667.34
January 2014 .................            0.00            0.00             0.00     2,647,363.49    2,778,775.24
February 2014 ................            0.00            0.00             0.00     2,647,363.49    2,389,841.13
March 2014 ...................            0.00            0.00             0.00     2,647,363.49    2,007,755.13

                                                                                    CLASS A-17
                                   CLASS A-1       CLASS A-9       CLASS A-12     AND CLASS A-23    CLASS A-28
                                    CORRIDOR        CORRIDOR        CORRIDOR         CORRIDOR        CORRIDOR
                                    CONTRACT        CONTRACT        CONTRACT         CONTRACT        CONTRACT
                                    NOTIONAL        NOTIONAL        NOTIONAL         NOTIONAL        NOTIONAL
MONTH OF DISTRIBUTION DATE        BALANCE ($)     BALANCE ($)      BALANCE ($)      BALANCE ($)     BALANCE ($)
--------------------------       -------------   -------------   --------------   --------------   -------------
April 2014 ...................            0.00            0.00             0.00     2,647,363.49    1,632,408.99
May 2014 .....................            0.00            0.00             0.00     2,647,363.49    1,263,696.12
June 2014 ....................            0.00            0.00             0.00     2,647,363.49      901,511.51
July 2014 ....................            0.00            0.00             0.00     2,647,363.49      545,751.71
August 2014 ..................            0.00            0.00             0.00     2,647,363.49      255,898.72
September 2014 ...............            0.00            0.00             0.00     2,637,593.99            0.00
October 2014 .................            0.00            0.00             0.00     2,454,619.56            0.00
November 2014 ................            0.00            0.00             0.00     2,259,625.29            0.00
December 2014 ................            0.00            0.00             0.00     2,053,005.83            0.00
January 2015 .................            0.00            0.00             0.00     1,835,146.91            0.00
February 2015 ................            0.00            0.00             0.00     1,606,425.54            0.00
March 2015 ...................            0.00            0.00             0.00     1,367,210.17            0.00
April 2015 ...................            0.00            0.00             0.00     1,117,860.88            0.00
May 2015 .....................            0.00            0.00             0.00       858,729.52            0.00
June 2015 ....................            0.00            0.00             0.00       590,159.88            0.00
July 2015 ....................            0.00            0.00             0.00       312,487.83            0.00
August 2015 and thereafter ...            0.00            0.00             0.00             0.00            0.00

     Each Contract is scheduled to remain in effect up to the related Cap Contract Termination Date or the related Corridor Contract Termination Date. Each Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Contract Counterparty, the failure by the Contract Counterparty (within three business days after notice of the failure is received by the Contract Counterparty) to make a payment due under the related Contract, the related Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Contract if the Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related Contract, and the Contract Counterparty fails to transfer the related Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If a Cap Contract is terminated early, the Cap Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Cap Contract Counterparty will be paid to the trustee will be deposited into the Cap Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Cap Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Corridor Contract Termination Date, as applicable. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Contract in the event of a termination of a Contract or in any other circumstance.

     The significance percentage for each Contract is less than 10% and in the aggregate, the significance percentage of for all of the Contracts with the Contract Counterparty is less than 10%. The "significance percentage" for a Contract is the percentage that the significance estimate of the Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Contract Counterparty is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Contract Counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The offered certificates do not represent an obligation of the Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Contracts and will not have any right to proceed directly against the Contract Counterparty in respect of its obligations under the Contracts.

     Each Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CAP CONTRACT RESERVE FUND AND THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Cap Contract Reserve Fund"), which will be held in trust by the trustee on behalf of the holders of the Class A-3, Class A-4 and Class A-21 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee, will deposit into the Cap Contract Reserve Fund any amounts received in respect of each Cap Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of each Cap Contract will be distributed to the related class of certificates to the extent necessary to pay the related Yield Supplement Amount. On the Distribution Date immediately following the earlier of
(i) the latest Cap Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class A-3, Class A-4 and Class A-21 Certificates has been reduced to zero, all amounts remaining in the Cap Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee in the supplemental interest trust, on behalf of the holders of the Class A-1, Class A-9, Class A-12, Class A-17, Class A-23 and Class A-28 Certificates.

On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of each Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of each Corridor Contract will be distributed to the related class of certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class A-1, Class A-9, Class A-12, Class A-17, Class A-23 and Class A-28 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     For any Distribution Date on or prior to the related Cap Contract Termination Date on which LIBOR exceeds the applicable LIBOR Strike Rate, the "Yield Supplement Amount" for the Class A-3, Class A-4 and Class A-21 Certificates will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) LIBOR over (ii) 5.00%.

     For any Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds the applicable LIBOR Strike Rate, the "Yield Supplement Amount" for the Class A-1 Certificates, the Class A-9 Certificates, the Class A-12 Certificates, the Class A-17 and Class A-23 Certificates and the Class A-28 Certificates will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance (in the case of the Class A-1, Class A-9, Class A-12 and Class A-28 Certificates) or the aggregate Class Certificate Balance (in the case of the Class A-17 and Class A-23 Certificates) of the applicable Class or classes of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Maximum Rate over (ii) the applicable LIBOR Strike Rate. The Yield Supplement Amount for the Class A-17 and Class A-23 Certificates will be distributed pro rata based upon their Class Certificate Balances immediately prior to such Distribution Date.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

               (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period,

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

     (iii) on the first Distribution Date after the Conveyance Period, any amounts remaining in the Pre-funding Account that are not allocated to the Class PO Certificates.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     (2) concurrently,

          (a) 20.0806120227% in the following order of priority:

               (i) in an amount up to $50,000 on each Distribution Date, in the following order of priority:

                    1. concurrently,

                         a. 55.3844543435% in the following order of priority:

                              I. in an amount up to $1,000 on each Distribution Date, concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              II. to the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero;

                              III. to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero; and

                              IV. concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         b. 44.6155456565% in the following order of priority:

                              I. in an amount up to $1,000 on each Distribution Date, concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              II. in an amount up to $1,000,000 on each Distribution Date, to the Class A-24 Certificates, until its Class Certificate Balance is reduced to zero;

                              III. to the Class A-28 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Scheduled Balance for that Distribution Date;

                              IV. concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              V. to the Class A-28 Certificates, without regard to its Scheduled Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

                              VI. to the Class A-24 Certificates, until its Class Certificate Balance is reduced to zero;

                    2. to the Class A-6 Certificates, until its Class Certificate Balance is reduced to zero;

               (ii) concurrently, to the Class A-3 and Class A-21 Certificates, pro rata, the Class A-3 and Class A-21 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (iii) concurrently,

                    1.   55.3844543435% in the following order of priority:

                         a. in an amount up to $1,000 including any amount distributed per (2)(a)(i)1.a.I. on each Distribution Date, concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         b. in an amount up to $907,000 including any amount distributed per (2)(a)(i)1.a.II. and III.on each Distribution Date, in the following order of priority:

                                   x. in an amount up to $50,000 including any amount distributed per (2)(a)(i)1.a.II. on each Distribution Date, to the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero;

                                   y.   in an amount up to $325,000 including
                                        any amount distributed per
                                        (2)(a)(i)1.a.III. on each Distribution
                                        Date beginning with the Distribution
                                        Date in July 2007, to the Class A-7
                                        Certificates, until its Class
                                        Certificate Balance is reduced to zero;
                                        and

                                   z. sequentially, to the Class A-8 and Class A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                         c. concurrently, to the Class A-1, Class A-26 and Class A-27 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         d. to the Class A-8 and Class A-7 Certificates, in the following order of priority:

                              x.   up to $50,000, including any amount
                                   distributed per (2)(a)(i)1.a.II. and
                                   (2)(a)(iii)1.b.x., to the Class A-8
                                   Certificates, until its Class Certificate
                                   Balance is reduced to zero;

                              y.   up to $325,000, including any amount
                                   distributed per (2)(a)(i)1.a.III. and
                                   (2)(a)(iii)1.b.y., to the Class A-7
                                   Certificates, until its Class Certificate
                                   Balance is reduced to zero; and

                              z. sequentially, to the Class A-8 and Class A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    2. 44.6155456565% in the following order of priority:

                         a. in an amount up to $1,000 including any amount distributed per (2)(a)(i)1.b.I. on each Distribution Date, concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         b. in an amount up to $1,000,000 including any amount distributed per (2)(a)(i)1.b.II. on each Distribution Date, to the Class A-24 Certificates, until its Class Certificate Balance is reduced to zero;

                         c. to the Class A-28 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Scheduled Balance for that Distribution Date;

                         d. concurrently, to the Class A-32 and Class A-33 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         e. to the Class A-28 Certificates, without regard to its Scheduled Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

                         f. to the Class A-24 Certificates, until its Class Certificate Balance is reduced to zero; and

                    3. to the Class A-6 Certificates, until its Class Certificate Balance is reduced to zero;

               (iv) concurrently, to the Class A-3 and Class A-21 Certificates, pro rata, without regard to the Class A-3 and Class A-21 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          (b)  79.9193879773% in the following order of priority:

               (i) concurrently, to the Class A-4, Class A-5, Class A-25 and Class A-31 Certificates, pro rata, the Class A-4, Class A-5, Class A-25 and Class A-31 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently,

                    1.   60.4421666667% in the following order of priority:

                         a. sequentially, to the Class A-15, Class A-16 and Class A-22 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                         b. concurrently, to the Class A-17 and Class A-23 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date;

                         c. concurrently, to the Class A-19 and Class A-20 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         d. concurrently, to the Class A-17 and Class A-23 Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

                         e. sequentially, to the Class A-15, Class A-16 and Class A-22 Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

                    2.   39.5578333333% in the following order of priority:

                         a. in an amount up to $1,000 on each Distribution Date, to the Class A-12 Certificates, until its Class Certificate Balance is reduced to zero;

                         b. in an amount up to $1,787,000 on each Distribution Date, in the following order of priority:

                              I.   in an amount up to $1,765,000 on each
                                   Distribution Date, concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              II. to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero; and

                              II. concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         c. to the Class A-12 Certificates, until its Class Certificate Balance is reduced to zero;

                         d. in an amount up to $1,765,000, including any amount distributed per (2)(b)(ii)2.b.I., on each Distribution Date, concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         e. to the Class A-9 Certificates, until its Class Certificate Balance is reduced to zero;

                         f. concurrently, to the Class A-11 and Class A-30 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         g. to the Class A-14 Certificates, until its Class Certificate Balance is reduced to zero; and

               (iii) concurrently, to the Class A-4, Class A-5, Class A-25 and
                    Class A-31 Certificates, pro rata, without regard to the Class A-4, Class A-5, Class A-25 and Class A-31 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Class A-3 and Class A-21 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-3 and Class A-21 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-3 and Class A-21 Priority Percentage.

     "Class A-3 and Class A-21 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Balance of the Class A-3 and Class A-21 Certificates immediately prior to such Distribution Date, and (ii) $15,000,000 and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     "Class A-4, Class A-5, Class A-25 and Class A-31 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-4, Class A-5, Class A-25 and Class A-31 Priority Percentage and (ii) the product of
(A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and
(C) the Class A-4, Class A-5, Class A-25 and Class A-31 Priority Percentage.

     "Class A-4, Class A-5, Class A-25 and Class A-31 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-4, Class A-5, Class A-25 and Class A-31 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period but not allocated to the Class PO Certificates, and

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                             Original
                          Beneficial     Initial Credit     Applicable
                          Interest in      Enhancement    Credit Support
                        Issuing Entity        Level         Percentage
                        --------------   --------------   --------------
Senior Certificates..      96.10%             3.90%            N/A
Class M..............       1.80%             2.10%           3.90%
Class B-1............       0.70%             1.40%           2.10%
Class B-2............       0.55%             0.85%           1.40%
Class B-3............       0.35%             0.50%           0.85%
Class B-4............       0.25%             0.25%           0.50%
Class B-5............       0.25%             0.00%           0.25%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date, and

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the Class PO Certificates.

     On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans. The "Class PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account on the closing date which is equal to approximately $2,792,379.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero,

     - second, to the Class A-31 Certificates, until its Class Certificate Balance is reduced to zero, and

     - third, to the senior certificates (other than the Class A-31 Certificates, the Class PO Certificates and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of (x) any Realized Losses that would otherwise be allocated to the Class A-1, Class A-5, Class A-14, Class A-15, Class A-16, Class A-17, Class A-21 and Class A-22 Certificates will instead be allocated to the Class A-25 Certificates, concurrently, as follows: (i) the first $750,000 of Realized Losses that would otherwise be allocated to the Class A-1 Certificates will instead be allocated to the Class A-25 Certificates, (ii) the first $4,232,400 of Realized Losses that would otherwise be allocated to the Class A-5 Certificates will instead be allocated to the Class A-25 Certificates, (iii) the first $854,500 of Realized Losses that would otherwise be allocated to the Class A-14 Certificates will instead be allocated to the Class A-25 Certificates, (iv) the first $12,716,550 of Realized Losses that would otherwise be allocated to the Class A-15 Certificates will instead be allocated to the Class A-25 Certificates,
          (v) the first $4,285,000 of Realized Losses that would otherwise be allocated to the Class A-16 Certificates will instead be allocated to the Class A-25 Certificates, (vi) the first $4,000,000 of Realized Losses that would otherwise be allocated to the Class A-17 Certificates will instead be allocated to the Class A-25 Certificates,
          (vii) the first $900,000 of Realized Losses that would otherwise be allocated to the Class A-21 Certificates will instead be allocated to the Class A-25 Certificates and (viii) the first $400,000 of Realized Losses that would otherwise be allocated to the Class A-22 Certificates will instead be allocated to the Class A-25 Certificates, in each case until the Class Certificate Balance of the Class A-25 Certificates is reduced to zero; and (y) any Realized Losses that would otherwise be allocated to the Class A-11 Certificates will instead be allocated to the Class A-30 Certificates, until the Class Certificate Balance of the Class A-30 Certificates is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rate set forth below:

                                                                PREPAYMENT
     PRINCIPAL BALANCE            RELATED CLASSES OF        ASSUMPTION RATE OR
         SCHEDULE                   CERTIFICATES              RANGE OF RATES
--------------------------   ---------------------------   ---------------------
Aggregate Planned Balance     Class A-15, Class A-16 and      125% to 300% PSA
                                Class A-22 Certificates

Aggregate Targeted Balance     Class A-17 and Class A-23   50% of the Prepayment
                                     Certificates                Assumption

     Scheduled Balance                Class A-28                    N/A

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 125% PSA assumes prepayment rates of 0.25% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.25% per annum in each month thereafter (for example, 0.50% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 125% PSA assumes a constant prepayment rate of 7.5% per annum. Similarly, 300% PSA assumes prepayment rates of 0.6% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.6% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 300% PSA assumes a constant prepayment rate of 18.0% per annum.

     There is no assurance that the Class Certificate Balance of the Class A-15, Class A-16 and Class A-22 Certificates (the "Aggregate Planned Balance Certificates"), the Class A-17 and Class A-23 Certificates (the "Aggregate Targeted Balance Certificates") or the Class A-28 Certificates (the "Scheduled Balance Certificates") will conform on any Distribution Date to the related Aggregate Planned Balance, Aggregate Targeted Balance or Scheduled Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
Initial.............     435,026,500.00      148,200,000.00     24,675,000.00
July 25, 2006.......     434,414,743.77      145,738,232.98     24,674,000.00
August 25, 2006.....     433,643,211.39      142,971,307.31     24,673,000.00
September 25, 2006..     432,712,040.21      139,902,218.49     24,672,000.00
October 25, 2006....     431,621,420.63      136,534,733.09     24,615,985.22
November 25, 2006...     430,371,644.64      132,873,387.23     24,450,904.75
December 25, 2006...     428,963,105.96      128,923,482.50     24,178,495.23
January 25, 2007....     427,396,300.02      124,691,079.26     23,800,765.82
February 25, 2007...     425,671,823.95      120,182,987.25     23,319,994.69
March 25, 2007......     423,790,376.29      115,406,753.82     22,738,724.22
April 25, 2007......     421,752,756.79      110,370,649.18     22,059,755.20
May 25, 2007........     419,559,865.90      105,089,686.44     21,287,617.79
June 25, 2007.......     417,212,704.34       99,645,906.14     20,443,292.16
July 25, 2007.......     414,712,372.43       94,440,392.45     19,625,592.27
August 25, 2007.....     412,060,069.36       89,471,034.46     18,834,138.99
September 25, 2007..     409,257,092.34       84,735,632.96     18,068,558.55
October 25, 2007....     406,304,835.69       80,231,901.28     17,328,482.48
November 25, 2007...     403,204,789.73       75,957,466.23     16,613,547.52
December 25, 2007...     399,958,539.68       71,909,869.19     15,923,395.59
January 25, 2008....     396,567,764.34       68,086,567.24     15,257,673.65
February 25, 2008...     393,034,234.78       64,484,934.46     14,616,033.69
March 25, 2008......     389,359,812.80       61,102,263.30     13,998,132.63
April 25, 2008......     385,546,449.44       57,935,765.98     13,403,632.24
May 25, 2008........     381,596,183.27       54,982,576.17     12,832,199.11
June 25, 2008.......     377,511,138.62       52,239,750.58     12,283,504.53
July 25, 2008.......     373,293,523.76       49,704,270.75     11,757,224.48
August 25, 2008.....     368,945,628.92       47,373,044.90     11,253,039.51
September 25, 2008..     364,469,824.24       45,242,909.89     10,770,634.72
October 25, 2008....     359,868,557.71       43,310,633.21     10,309,699.67
November 25, 2008...     355,146,286.31       41,570,981.75      9,869,928.31
December 25, 2008...     350,328,657.42       39,997,540.27      9,451,018.96
January 25, 2009....     345,542,959.54       38,462,260.62      9,052,674.20
February 25, 2009...     340,788,986.72       36,964,597.21      8,674,600.83
March 25, 2009......     336,066,534.32       35,504,011.18      8,316,509.81
April 25, 2009......     331,375,399.06       34,079,970.25      7,978,116.21
May 25, 2009........     326,715,378.95       32,691,948.70      7,659,139.15
June 25, 2009.......     322,086,273.36       31,339,427.22      7,359,301.71
July 25, 2009.......     317,487,882.94       30,021,892.93      7,078,330.92
August 25, 2009.....     312,920,009.63       28,738,839.27      6,815,957.68
September 25, 2009..     308,382,456.69       27,489,765.88      6,571,916.72
October 25, 2009....     303,875,028.63       26,274,178.59      6,345,946.51
November 25, 2009...     299,397,531.27       25,091,589.32      6,137,789.25
December 25, 2009...     294,949,771.66       23,941,516.03      5,947,190.82
January 25, 2010....     290,531,558.14       22,823,482.61      5,773,900.66
February 25, 2010...     286,142,700.27       21,737,018.87      5,617,671.81
March 25, 2010......     281,783,008.87       20,681,660.43      5,478,260.80
April 25, 2010......     277,452,295.99       19,656,948.64      5,355,427.62
May 25, 2010........     273,150,374.90       18,662,430.59      5,248,935.67
June 25, 2010.......     268,877,060.10       17,697,658.93      5,158,551.71
July 25, 2010.......     264,632,167.28       16,762,191.91      5,084,045.81
August 25, 2010.....     260,415,513.36       15,855,593.26      5,025,191.32
September 25, 2010..     256,226,916.43       14,977,432.14      4,981,764.78
October 25, 2010....     252,066,195.77       14,127,283.08      4,953,545.94
November 25, 2010...     247,933,171.84       13,304,725.92      4,940,317.67
December 25, 2010...     243,827,666.29       12,509,345.72      4,939,317.67
January 25, 2011....     239,749,501.92       11,740,732.74      4,938,317.67
February 25, 2011...     235,698,502.67       10,998,482.37      4,937,317.67
March 25, 2011......     231,674,493.65       10,282,195.05      4,936,317.67
April 25, 2011......     227,677,301.11        9,591,476.24      4,935,317.67
May 25, 2011........     223,706,752.43        8,925,936.32      4,934,317.67
June 25, 2011.......     219,762,676.11        8,285,190.60      4,933,317.67
July 25, 2011.......     216,059,298.28        7,793,497.65      4,932,317.67
August 25, 2011.....     212,381,618.13        7,325,099.71      4,931,317.67
September 25, 2011..     208,729,468.06        6,879,628.78      4,930,317.67
October 25, 2011....     205,102,681.54        6,456,721.57      4,929,317.67
November 25, 2011...     201,501,093.16        6,056,019.33      4,928,317.67
December 25, 2011...     197,924,538.57        5,677,167.90      4,927,317.67

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
January 25, 2012....     194,372,854.50        5,319,817.62      4,926,317.67
February 25, 2012...     190,845,878.75        4,983,623.24      4,925,317.67
March 25, 2012......     187,343,450.17        4,668,243.93      4,924,317.67
April 25, 2012......     183,865,408.67        4,373,343.19      4,923,317.67
May 25, 2012........     180,411,595.22        4,098,588.81      4,922,317.67
June 25, 2012.......     176,981,851.82        3,843,652.80      4,921,317.67
July 25, 2012.......     173,645,956.89        3,646,956.79      4,920,317.67
August 25, 2012.....     170,333,477.02        3,468,908.18      4,919,317.67
September 25, 2012..     167,044,258.23        3,309,195.05      4,918,317.67
October 25, 2012....     163,778,147.55        3,167,509.54      4,917,317.67
November 25, 2012...     160,534,993.03        3,043,547.70      4,916,317.67
December 25, 2012...     157,314,643.70        2,937,009.58      4,915,317.67
January 25, 2013....     154,116,949.58        2,847,599.07      4,914,317.67
February 25, 2013...     150,941,761.69        2,775,023.91      4,913,317.67
March 25, 2013......     147,788,932.00        2,718,995.64      4,912,317.67
April 25, 2013......     144,658,313.48        2,679,229.54      4,911,317.67
May 25, 2013........     141,549,760.04        2,655,444.61      4,910,317.67
June 25, 2013.......     138,463,126.57        2,647,363.49      4,909,317.67
July 25, 2013.......     135,533,994.89        2,647,363.49      4,731,271.26
August 25, 2013.....     132,625,535.22        2,647,363.49      4,304,617.99
September 25, 2013..     129,737,609.46        2,647,363.49      3,885,394.20
October 25, 2013....     126,904,516.17        2,647,363.49      3,473,483.00
November 25, 2013...     124,125,810.66        2,647,363.49      3,068,769.20
December 25, 2013...     121,400,517.21        2,647,363.49      2,671,139.39
January 25, 2014....     118,727,676.98        2,647,363.49      2,280,481.80
February 25, 2014...     116,106,347.73        2,647,363.49      1,896,686.37
March 25, 2014......     113,535,603.49        2,647,363.49      1,519,644.69
April 25, 2014......     111,014,534.35        2,647,363.49      1,149,249.97
May 25, 2014........     108,542,246.15        2,647,363.49        785,397.01
June 25, 2014.......     106,117,860.21        2,647,363.49        427,982.20
July 25, 2014.......     104,002,964.36        2,647,363.49        136,273.40
August 25, 2014.....     101,927,873.61        2,637,593.98              0.00
September 25, 2014..      99,891,867.85        2,454,619.56              0.00
October 25, 2014....      97,894,239.65        2,259,625.29              0.00
November 25, 2014...      95,934,294.04        2,053,005.82              0.00
December 25, 2014...      94,011,348.29        1,835,146.90              0.00
January 25, 2015....      92,124,731.72        1,606,425.53              0.00
February 25, 2015...      90,273,785.46        1,367,210.16              0.00
March 25, 2015......      88,457,862.26        1,117,860.88              0.00
April 25, 2015......      86,676,326.29          858,729.52              0.00
May 25, 2015........      84,928,552.95          590,159.87              0.00
June 25, 2015.......      83,213,928.66          312,487.82              0.00
July 25, 2015.......      81,754,105.20                0.00              0.00
August 25, 2015.....      80,319,271.77                0.00              0.00
September 25, 2015..      78,909,006.95                0.00              0.00
October 25, 2015....      77,522,896.39                0.00              0.00
November 25, 2015...      76,160,532.61                0.00              0.00
December 25, 2015...      74,821,515.00                0.00              0.00
January 25, 2016....      73,505,449.58                0.00              0.00
February 25, 2016...      72,211,949.00                0.00              0.00
March 25, 2016......      70,940,632.37                0.00              0.00
April 25, 2016......      69,691,125.16                0.00              0.00
May 25, 2016........      68,463,059.11                0.00              0.00
June 25, 2016.......      67,246,546.63                0.00              0.00
July 25, 2016.......      66,013,169.91                0.00              0.00
August 25, 2016.....      64,801,461.66                0.00              0.00
September 25, 2016..      63,611,050.58                0.00              0.00
October 25, 2016....      62,441,571.66                0.00              0.00
November 25, 2016...      61,292,666.04                0.00              0.00
December 25, 2016...      60,163,980.93                0.00              0.00
January 25, 2017....      59,055,169.47                0.00              0.00
February 25, 2017...      57,965,890.70                0.00              0.00
March 25, 2017......      56,895,809.37                0.00              0.00
April 25, 2017......      55,844,595.92                0.00              0.00
May 25, 2017........      54,811,926.36                0.00              0.00
June 25, 2017.......      53,797,482.16                0.00              0.00
July 25, 2017.......      52,800,950.19                0.00              0.00

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
August 25, 2017.....      51,822,022.58                0.00              0.00
September 25, 2017..      50,860,396.71                0.00              0.00
October 25, 2017....      49,915,775.05                0.00              0.00
November 25, 2017...      48,987,865.10                0.00              0.00
December 25, 2017...      48,076,379.32                0.00              0.00
January 25, 2018....      47,181,035.03                0.00              0.00
February 25, 2018...      46,301,554.32                0.00              0.00
March 25, 2018......      45,437,664.00                0.00              0.00
April 25, 2018......      44,589,095.51                0.00              0.00
May 25, 2018........      43,755,584.81                0.00              0.00
June 25, 2018.......      42,936,872.36                0.00              0.00
July 25, 2018.......      42,132,703.00                0.00              0.00
August 25, 2018.....      41,342,825.89                0.00              0.00
September 25, 2018..      40,566,994.46                0.00              0.00
October 25, 2018....      39,804,966.28                0.00              0.00
November 25, 2018...      39,056,503.08                0.00              0.00
December 25, 2018...      38,321,370.58                0.00              0.00
January 25, 2019....      37,599,338.50                0.00              0.00
February 25, 2019...      36,890,180.47                0.00              0.00
March 25, 2019......      36,193,673.95                0.00              0.00
April 25, 2019......      35,509,600.17                0.00              0.00
May 25, 2019........      34,837,744.08                0.00              0.00
June 25, 2019.......      34,177,894.27                0.00              0.00
July 25, 2019.......      33,529,842.94                0.00              0.00
August 25, 2019.....      32,893,385.81                0.00              0.00
September 25, 2019..      32,268,322.05                0.00              0.00
October 25, 2019....      31,654,454.27                0.00              0.00
November 25, 2019...      31,051,588.41                0.00              0.00
December 25, 2019...      30,459,533.73                0.00              0.00
January 25, 2020....      29,878,102.72                0.00              0.00
February 25, 2020...      29,307,111.05                0.00              0.00
March 25, 2020......      28,746,377.53                0.00              0.00
April 25, 2020......      28,195,724.08                0.00              0.00
May 25, 2020........      27,654,975.59                0.00              0.00
June 25, 2020.......      27,123,960.00                0.00              0.00
July 25, 2020.......      26,602,508.11                0.00              0.00
August 25, 2020.....      26,090,453.66                0.00              0.00
September 25, 2020..      25,587,633.18                0.00              0.00
October 25, 2020....      25,093,886.00                0.00              0.00
November 25, 2020...      24,609,054.19                0.00              0.00
December 25, 2020...      24,132,982.50                0.00              0.00
January 25, 2021....      23,665,518.34                0.00              0.00
February 25, 2021...      23,206,511.71                0.00              0.00
March 25, 2021......      22,755,815.16                0.00              0.00
April 25, 2021......      22,313,283.79                0.00              0.00
May 25, 2021........      21,877,588.45                0.00              0.00
June 25, 2021.......      21,448,303.05                0.00              0.00
July 25, 2021.......      21,026,836.38                0.00              0.00
August 25, 2021.....      20,613,051.59                0.00              0.00
September 25, 2021..      20,206,814.21                0.00              0.00
October 25, 2021....      19,807,992.04                0.00              0.00
November 25, 2021...      19,416,455.17                0.00              0.00
December 25, 2021...      19,032,075.87                0.00              0.00
January 25, 2022....      18,654,728.63                0.00              0.00
February 25, 2022...      18,284,290.09                0.00              0.00
March 25, 2022......      17,920,638.97                0.00              0.00
April 25, 2022......      17,563,656.10                0.00              0.00
May 25, 2022........      17,213,224.35                0.00              0.00
June 25, 2022.......      16,869,228.56                0.00              0.00
July 25, 2022.......      16,531,555.59                0.00              0.00
August 25, 2022.....      16,200,094.21                0.00              0.00
September 25, 2022..      15,874,735.10                0.00              0.00
October 25, 2022....      15,555,370.84                0.00              0.00
November 25, 2022...      15,241,895.83                0.00              0.00
December 25, 2022...      14,934,206.27                0.00              0.00
January 25, 2023....      14,632,200.18                0.00              0.00
February 25, 2023...      14,335,777.30                0.00              0.00

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
March 25, 2023......     14,044,839.10            0.00               0.00
April 25, 2023......     13,759,288.75            0.00               0.00
May 25, 2023........     13,479,031.08            0.00               0.00
June 25, 2023.......     13,203,972.55            0.00               0.00
July 25, 2023.......     12,934,021.24            0.00               0.00
August 25, 2023.....     12,669,086.80            0.00               0.00
September 25, 2023..     12,409,080.44            0.00               0.00
October 25, 2023....     12,153,914.90            0.00               0.00
November 25, 2023...     11,903,504.42            0.00               0.00
December 25, 2023...     11,657,764.71            0.00               0.00
January 25, 2024....     11,416,612.95            0.00               0.00
February 25, 2024...     11,179,967.73            0.00               0.00
March 25, 2024......     10,947,749.05            0.00               0.00
April 25, 2024......     10,719,878.28            0.00               0.00
May 25, 2024........     10,496,278.17            0.00               0.00
June 25, 2024.......     10,276,872.78            0.00               0.00
July 25, 2024.......     10,061,587.48            0.00               0.00
August 25, 2024.....      9,850,348.95            0.00               0.00
September 25, 2024..      9,643,085.11            0.00               0.00
October 25, 2024....      9,439,725.15            0.00               0.00
November 25, 2024...      9,240,199.46            0.00               0.00
December 25, 2024...      9,044,439.65            0.00               0.00
January 25, 2025....      8,852,378.51            0.00               0.00
February 25, 2025...      8,663,949.98            0.00               0.00
March 25, 2025......      8,479,089.15            0.00               0.00
April 25, 2025......      8,297,732.26            0.00               0.00
May 25, 2025........      8,119,816.60            0.00               0.00
June 25, 2025.......      7,945,280.59            0.00               0.00
July 25, 2025.......      7,774,063.71            0.00               0.00
August 25, 2025.....      7,606,106.46            0.00               0.00
September 25, 2025..      7,441,350.42            0.00               0.00
October 25, 2025....      7,279,738.13            0.00               0.00
November 25, 2025...      7,121,213.17            0.00               0.00
December 25, 2025...      6,965,720.08            0.00               0.00
January 25, 2026....      6,813,204.37            0.00               0.00
February 25, 2026...      6,663,612.48            0.00               0.00
March 25, 2026......      6,516,891.79            0.00               0.00
April 25, 2026......      6,372,990.61            0.00               0.00
May 25, 2026........      6,231,858.13            0.00               0.00
June 25, 2026.......      6,093,444.44            0.00               0.00
July 25, 2026.......      5,957,700.46            0.00               0.00
August 25, 2026.....      5,824,578.02            0.00               0.00
September 25, 2026..      5,694,029.74            0.00               0.00
October 25, 2026....      5,566,009.10            0.00               0.00
November 25, 2026...      5,440,470.38            0.00               0.00
December 25, 2026...      5,317,368.64            0.00               0.00
January 25, 2027....      5,196,659.74            0.00               0.00
February 25, 2027...      5,078,300.31            0.00               0.00
March 25, 2027......      4,962,247.73            0.00               0.00
April 25, 2027......      4,848,460.14            0.00               0.00
May 25, 2027........      4,736,896.39            0.00               0.00
June 25, 2027.......      4,627,516.06            0.00               0.00
July 25, 2027.......      4,520,279.44            0.00               0.00
August 25, 2027.....      4,415,147.50            0.00               0.00
September 25, 2027..      4,312,081.91            0.00               0.00
October 25, 2027....      4,211,044.99            0.00               0.00
November 25, 2027...      4,111,999.75            0.00               0.00
December 25, 2027...      4,014,909.83            0.00               0.00
January 25, 2028....      3,919,739.49            0.00               0.00
February 25, 2028...      3,826,453.65            0.00               0.00
March 25, 2028......      3,735,017.82            0.00               0.00
April 25, 2028......      3,645,398.14            0.00               0.00
May 25, 2028........      3,557,561.31            0.00               0.00
June 25, 2028.......      3,471,474.65            0.00               0.00
July 25, 2028.......      3,387,106.02            0.00               0.00
August 25, 2028.....      3,304,423.88            0.00               0.00
September 25, 2028..      3,223,397.22            0.00               0.00

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
October 25, 2028....      3,143,995.58            0.00               0.00
November 25, 2028...      3,066,189.05            0.00               0.00
December 25, 2028...      2,989,948.22            0.00               0.00
January 25, 2029....      2,915,244.22            0.00               0.00
February 25, 2029...      2,842,048.69            0.00               0.00
March 25, 2029......      2,770,333.76            0.00               0.00
April 25, 2029......      2,700,072.05            0.00               0.00
May 25, 2029........      2,631,236.66            0.00               0.00
June 25, 2029.......      2,563,801.19            0.00               0.00
July 25, 2029.......      2,497,739.68            0.00               0.00
August 25, 2029.....      2,433,026.63            0.00               0.00
September 25, 2029..      2,369,637.01            0.00               0.00
October 25, 2029....      2,307,546.22            0.00               0.00
November 25, 2029...      2,246,730.09            0.00               0.00
December 25, 2029...      2,187,164.89            0.00               0.00
January 25, 2030....      2,128,827.31            0.00               0.00
February 25, 2030...      2,071,694.43            0.00               0.00
March 25, 2030......      2,015,743.78            0.00               0.00
April 25, 2030......      1,960,953.24            0.00               0.00
May 25, 2030........      1,907,301.13            0.00               0.00
June 25, 2030.......      1,854,766.11            0.00               0.00
July 25, 2030.......      1,803,327.25            0.00               0.00
August 25, 2030.....      1,752,963.98            0.00               0.00
September 25, 2030..      1,703,656.10            0.00               0.00
October 25, 2030....      1,655,383.78            0.00               0.00
November 25, 2030...      1,608,127.51            0.00               0.00
December 25, 2030...      1,561,868.16            0.00               0.00
January 25, 2031....      1,516,586.94            0.00               0.00
February 25, 2031...      1,472,265.37            0.00               0.00
March 25, 2031......      1,428,885.32            0.00               0.00
April 25, 2031......      1,386,428.98            0.00               0.00
May 25, 2031........      1,344,878.86            0.00               0.00
June 25, 2031.......      1,304,217.78            0.00               0.00
July 25, 2031.......      1,264,428.86            0.00               0.00
August 25, 2031.....      1,225,495.54            0.00               0.00
September 25, 2031..      1,187,401.54            0.00               0.00
October 25, 2031....      1,150,130.88            0.00               0.00
November 25, 2031...      1,113,667.87            0.00               0.00
December 25, 2031...      1,077,997.08            0.00               0.00
January 25, 2032....      1,043,103.39            0.00               0.00
February 25, 2032...      1,008,971.93            0.00               0.00
March 25, 2032......        975,588.10            0.00               0.00
April 25, 2032......        942,937.56            0.00               0.00
May 25, 2032........        911,006.24            0.00               0.00
June 25, 2032.......        879,780.32            0.00               0.00
July 25, 2032.......        849,246.22            0.00               0.00
August 25, 2032.....        819,390.60            0.00               0.00
September 25, 2032..        790,200.39            0.00               0.00
October 25, 2032....        761,662.72            0.00               0.00
November 25, 2032...        733,764.98            0.00               0.00
December 25, 2032...        706,494.78            0.00               0.00
January 25, 2033....        679,839.94            0.00               0.00
February 25, 2033...        653,788.51            0.00               0.00
March 25, 2033......        628,328.78            0.00               0.00
April 25, 2033......        603,449.20            0.00               0.00
May 25, 2033........        579,138.49            0.00               0.00
June 25, 2033.......        555,385.53            0.00               0.00
July 25, 2033.......        532,179.42            0.00               0.00
August 25, 2033.....        509,509.45            0.00               0.00
September 25, 2033..        487,365.11            0.00               0.00
October 25, 2033....        465,736.10            0.00               0.00
November 25, 2033...        444,612.26            0.00               0.00
December 25, 2033...        423,983.67            0.00               0.00
January 25, 2034....        403,840.54            0.00               0.00
February 25, 2034...        384,173.31            0.00               0.00
March 25, 2034......        364,972.55            0.00               0.00
April 25, 2034......        346,229.03            0.00               0.00

                       AGGREGATE PLANNED   AGGREGATE TARGETED     SCHEDULED
DISTRIBUTION DATE         BALANCE ($)          BALANCE ($)       BALANCE ($)
--------------------   -----------------   ------------------   -------------
May 25, 2034........        327,933.68            0.00               0.00
June 25, 2034.......        310,077.59            0.00               0.00
July 25, 2034.......        292,652.03            0.00               0.00
August 25, 2034.....        275,648.41            0.00               0.00
September 25, 2034..        259,058.30            0.00               0.00
October 25, 2034....        242,873.45            0.00               0.00
November 25, 2034...        227,085.73            0.00               0.00
December 25, 2034...        211,687.18            0.00               0.00
January 25, 2035....        196,669.99            0.00               0.00
February 25, 2035...        182,026.46            0.00               0.00
March 25, 2035......        167,749.07            0.00               0.00
April 25, 2035......        153,830.42            0.00               0.00
May 25, 2035........        140,263.26            0.00               0.00
June 25, 2035.......        127,040.46            0.00               0.00
July 25, 2035.......        114,155.02            0.00               0.00
August 25, 2035.....        101,600.09            0.00               0.00
September 25, 2035..         89,368.92            0.00               0.00
October 25, 2035....         77,454.92            0.00               0.00
November 25, 2035...         65,851.58            0.00               0.00
December 25, 2035...         54,552.55            0.00               0.00
January 25, 2036....         43,551.57            0.00               0.00
February 25, 2036...         32,842.51            0.00               0.00
March 25, 2036......         22,419.35            0.00               0.00
April 25, 2036......         12,946.65            0.00               0.00
May 25, 2036........          3,877.96            0.00               0.00